Exhibit 99.1
Contact
Amy Seltzer Hedison
Investor Relations
(617) 250-6012
ahedison@epixpharma.com
FOR IMMEDIATE RELEASE
May 1, 2006
EPIX REPORTS FIRST QUARTER 2006 RESULTS
- Conference call scheduled today to include merger and regulatory update -
CAMBRIDGE, MA, May 1, 2006 — EPIX Pharmaceuticals, Inc. (Nasdaq: EPIX), a developer of innovative pharmaceuticals for magnetic resonance imaging (MRI), today announced results for the first quarter 2006.
Financial highlights for the quarter ended March 31, 2006 included:
•	Net loss of $4.5 million, or $0.19 per share, in the first quarter of 2006 compared to a net loss of $6.3 million, or $0.27 per share, for the first quarter of 2005. The net loss for the first quarter of 2006 included stock compensation expense of $793,000, or $0.03 per share.

•	Revenues of $1.7 million in the first quarter of 2006 as compared to $2.1 million in the first quarter of 2005.

•	Total operating expenses for the quarter ended March 31, 2006 of $6.6 million compared to $8.3 million for the first quarter of 2005.

•	Cash, cash equivalents and marketable securities totaled $118.8 million as of March 31, 2006. Shares outstanding as of March 31, 2006 were 23.3 million.
Recent operating highlights include:
•	The announcement of a definitive merger agreement with Predix Pharmaceuticals, a privately-held pharmaceuticals company in Lexington, Massachusetts. The combined company will have, in addition to Vasovist™, EPIX’ novel blood-pool contrast agent which has been approved for marketing in the European Union and Switzerland, a broad pipeline of products in development, including:
•	PRX-00023 in Phase III for anxiety, and expected to enter Phase II for depression in 2007;

•	EP-2104R in Phase II for imaging arterial and venous blood clots;

•	PRX-03140 which has completed Phase Ib trials and is expected to enter Phase II for Alzheimer’s disease later this year;

•	PRX-08066 which has completed Phase Ib trials and is expected to enter Phase II trials for pulmonary hypertension associated with chronic obstructive pulmonary disease (COPD); and

•	a portfolio of several pre-clinical product candidates

•	A second meeting with the FDA regarding the regulatory path forward for Vasovist. In light of recent discussions with the FDA regarding the parameters of additional clinical trials requested by the FDA, the EPIX Board of Directors has decided to appeal the FDA’s approvable letter issued in November, 2005. A formal appeal will be filed asking the FDA to approve Vasovist, and to utilize an Advisory Committee as part of the appeal process.

•	The completion of enrollment in the Phase IIa trial of EP-2104R, EPIX’ thrombus-imaging agent.

•	The exercise by Schering AG of its option to develop the gadofluorine derivative that was one of the subjects of the companies’ joint research agreement.

•	The completion of two proof-of-concept studies for EPIX’ fibrin-binding technology. EPIX believes that the combined information is sufficiently encouraging that a larger pharmaceutical company will be interested in evaluating the potential of this technology in next-generation anti-coagulant and anti-thrombotic drugs.

•	The dismissal without prejudice of the previously-disclosed class action lawsuit.

•	The first commercial sales of Vasovist in the European Union, which occurred in the Netherlands.
“The first quarter of 2006 saw the achievement of many goals and milestones for EPIX,” said Michael Astrue, EPIX Pharmaceuticals’ Interim CEO. “The announcement of the signing of a definitive merger agreement with Predix Pharmaceuticals accomplishes one of the major objectives the Board of Directors laid out when I joined EPIX as Interim CEO last September. I am extremely pleased with the outcome of the reverse auction process undertaken by the company, and believe that the consummation of the merger with Predix will provide long-term value to our shareholders. I am looking forward to working with the EPIX Board, and with Michael Kauffman, who will become the CEO of the combined company, as we complete the merger transition process.”
EPIX will host a conference call discussing the first quarter results at 10:30 am ET today, Monday, May 1, 2006. Michael Astrue, Interim Chief Executive Officer and Robert Pelletier, Principal Accounting Officer, will host the call. A live webcast of the conference call can be accessed at EPIX Pharmaceuticals’ website, www.epixpharma.com. The webcast and the conference call are open to all interested parties. An archived version of the webcast will be available at www.epixpharma.com, through the Investor Relations link, for one month. A replay of the conference call will be available for one week, beginning two hours after the completion of the live call.
Information for the call is as follows:

Domestic callers:	800-259-0251
International callers:	617-614-3671
Passcode:	10357802
Replay information is as follows:

Domestic callers:	888-286-8010
International callers:	617-801-6888
Passcode:	93223497

About EPIX Pharmaceuticals
EPIX Pharmaceuticals, Inc., based in Cambridge, MA, discovers and develops innovative pharmaceuticals for imaging that are designed to transform the diagnosis, treatment and monitoring of disease. The Company uses its proprietary Target Visualization Technology™ to create imaging agents targeted at the molecular level, designed to enable physicians to use Magnetic Resonance Imaging (MRI) to obtain detailed information about specific disease processes. On April 3, 2006, EPIX announced a definitive agreement to merge with Predix Pharmaceuticals to create a specialty pharmaceutical company with capabilities in both therapeutics and imaging. To receive the latest EPIX news and other corporate developments, please visit the EPIX website at www.epixpharma.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations of the Company’s management. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EPIX Pharmaceuticals’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the failure to comply with federal and state statutes and regulations relating to EPIX Pharmaceuticals’ products, including FDA requirements; the decision of the FDA regarding a Special Protocol Assessment and the granting of an Advisory Committee meeting should the Company request such a meeting; the failure of EPIX Pharmaceuticals to satisfy FDA requests relating to EPIX Pharmaceuticals’ products; the inability of EPIX Pharmaceuticals to consummate a transaction with an appropriate strategic acquisition candidate; the inability of EPIX Pharmaceuticals to successfully in-license products and/or technologies; the inability of EPIX Pharmaceuticals to identify and interest potential partners in its technologies and products; the inability of EPIX Pharmaceuticals to successfully defend itself against litigation, including any appeal or re-filing of the shareholder class action lawsuit; the inability to protect EPIX Pharmaceuticals’ intellectual property and the cost of enforcing or defending EPIX Pharmaceuticals in litigation relating to intellectual property right; the failure of EPIX Pharmaceuticals’ or Predix’s stockholders to approve the merger; EPIX Pharmaceuticals’ or Predix’s inability to satisfy the conditions of the merger; the risk that EPIX Pharmaceuticals’ and Predix’s businesses will not be integrated successfully; the combined company’s inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that the combined company may be unable to successfully secure regulatory approval of and market its drug candidates; the risks associated with reliance on outside financing to meet capital requirements; risks associated with Predix’ new and uncertain technology; the development of competing systems; the combined company’s ability to protect its proprietary technologies; patent-infringement claims; and risks of new, changing and competitive technologies and regulations in the U.S. and internationally. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EPIX Pharmaceuticals undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by EPIX Pharmaceuticals, see the disclosure contained in EPIX Pharmaceuticals’ periodic reports filed with the Securities and Exchange Commission, including but not limited to EPIX Pharmaceuticals’ Form 10-K for the year ended December 31, 2005 and subsequent Forms 10-Q.

Additional Information About the Merger And Where To Find It
EPIX has filed a registration statement on Form S-4 with the Securities and Exchange Commission containing a joint proxy statement/prospectus in connection with the proposed merger with Predix Pharmaceuticals. Investors and security holders are advised to read the joint proxy statement/prospectus (including any amendments or supplements thereto) regarding the proposed merger because it contains important information about EPIX, Predix and the proposed transaction and other related matters. The joint proxy statement/prospectus will be sent to stockholders of EPIX and Predix seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and any amendments or supplements thereto (when they are available) and other documents filed by EPIX at the Securities and Exchange Commission’s web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained for free by directing such request to EPIX Pharmaceuticals, Inc. 161 First Street, Cambridge, Massachusetts, Attn: Investor Relations, tel: (617) 250-6000; e-mail: ahedison@epixpharma.com or Predix Pharmaceuticals Holdings, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, Attn: Investor Relations, tel: (781) 372-3260; e-mail: investors@predixpharm.com.
EPIX and Predix and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that EPIX and Predix directors and executive officers have in the merger will be included in the registration statement containing the proxy statement/prospectus that will be filed with the Securities and Exchange Commission and available free of charge as indicated above. Information regarding EPIX’s executive officers and directors is also available in EPIX’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 29, 2005. You can obtain free copies of these documents using the contact information above.

EPIX Pharmaceuticals, Inc.
Condensed Statements of Operations
(Unaudited)

($ in thousands, except for loss per share)	Three Months Ended March 31,
	2006	2005
Revenues:
Product development revenue	$1,083	$1,476
Royalty revenue	458	444
License fee revenue	162	166

Total revenues	1,703	2,086

Operating Expenses:
Research and development	3,993	5,533
General and administrative	2,338	2,744
Restructuring costs	290	—

Total operating expenses	6,621	8,277

Operating loss	(4,918)	(6,191)
Other income, net	435	(65)

Loss before provision for income taxes	(4,483)	(6,256)
Provision for income taxes	44	—

Net loss	$(4,527)	$(6,256)

Net loss per share	$(0.19)	$(0.27)

Weighted average shares	23,285	23,227

Condensed Balance Sheet
(Unaudited)

($ in thousands)	March 31,	December 31,
	2006	2005
Assets:
Cash, cash equivalents and available-for-sales marketable securities	$118,846	$124,728
Other current assets	575	496
Property and equipment, net	2,108	2,518
Other assets	3,493	2,973

Total assets	$125,022	$130,715

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$4,436	$5,578
Other current liabilities	5,756	6,548
Convertible debt	100,000	100,000
Other long-term liabilities	699	756
Stockholders’ equity	14,131	17,833

Total liabilities and stockholders’ equity	$125,022	$130,715

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